                                                                     Exhibit 1.2

                               Maxtor Corporation

                               9,500,000 Shares (a)
                                  Common Stock
                                ($0.01 par value)

                  Form of International Underwriting Agreement


                                                                 London, England
                                                                      o   , 1998

Smith Barney Inc.
Hambrecht & Quist LLC
Lehman Brothers International (Europe)
Merrill Lynch International
NationsBanc Montgomery Securities LLC
    As Lead Managers of the several Managers,
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

               Maxtor Corporation, a Delaware corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Managers"), for whom you (the "Lead Managers") are acting as representatives, 9,500,000 shares of Common Stock, $0.01 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "International Underwritten Securities"). The Company also proposes to grant to the Managers an option to purchase up to 1,425,000 additional shares of Common Stock to cover over-allotments (the "International Option Securities"; the International Option Securities, together with the International Underwritten Securities, being hereinafter called the "International Securities").

               It is understood that the Company and Hyundai Electronics America ("HEA"), a stockholder of the Company, are concurrently entering into a U.S. Underwriting Agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of an aggregate of 38,000,000 shares of Common Stock (said shares to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement being hereinafter called the




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(a) Plus an option to purchase from the Company up to 1,425,000 additional shares of Common Stock to cover over-allotments.

"U.S. Underwritten Securities"), and providing for the grant to the underwriters named in Schedule I thereto (the "U.S. Underwriters") of an option to purchase from the Company up to 5,700,000 additional shares of Common Stock (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities"; and the U.S. Securities, together with the International Securities, being hereinafter called the "Securities").

               It is further understood and agreed that the Managers and the U.S. Underwriters have entered into an Agreement Between U.S. Underwriters and Managers dated the date hereof (the "Agreement Between U.S. Underwriters and Managers"), pursuant to which, among other things, the Managers may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the Managers a portion of the International Securities to be sold pursuant to the International Underwriting Agreement. To the extent there are no additional Managers listed on Schedule I other than you, the term Lead Managers as used herein shall mean you, as Managers, and the terms Lead Managers and Managers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

               1.  Representations and Warranties.

               (i) The Company represents and warrants to, and agrees with, each Manager as set forth below in this Section 1.

               (a) The Company has prepared and filed with the Commission a registration statement (file number 333-56099) on Form S-1, including the related Preliminary Prospectuses, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related Preliminary Prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of the final Prospectuses) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectuses. As filed, such amendment and form of final Prospectuses, or such final Prospectuses, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Lead Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

               It is understood that two forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The two forms of prospectus are identical except for the outside front cover page, the discussion under the heading "Underwriting" and the outside back cover page. Such form of prospectus relating to the U.S. Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "U.S. Prospectus"; such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses".

               (b) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which International Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Manager through the Lead Managers specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

               (c) Each of the Company and Maxtor Asia Pacific Limited, Maxtor Disc Drives Pty. Limited, Maxtor Europe GmbH, Maxtor Europe Limited, Maxtor Europe SARL, Maxtor (Japan) Limited, Maxtor Korea Limited, Maxtor Ireland Limited, Maxtor Peripherals (S) Pte. Limited, Maxtor Receivables Corporation, Maxtor Sales Private Limited, Maxtor (Thailand) Limited and Old SDI Sub (each a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect (as defined herein).

               (d) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

               (e) The Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the International Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Managers pursuant to this Agreement, will be fully paid and nonassessable; the International Securities being sold hereunder are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the International Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the International Securities; and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

               (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectuses under the headings "Risk Factors--Limited Protection of Intellectual Property; Risk of Third Party Claims of Infringement", "Relationship Between the Company and HEA", "Business--Intellectual Property", "Description of Capital Stock", "Shares Eligible for Future Sale", "Certain Transactions" and "Certain United States Federal Tax Consequences to Holders of Common Stock" insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

               (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

               (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the International Securities by the Managers in the manner contemplated herein and in the Prospectuses.

               (j) Neither the issue and sale of the International Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any Subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Company or any Subsidiary is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Subsidiary or any of its or their properties.

               (k) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement which have not been waived in writing prior to the Execution Time.

               (l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectuses and Registration Statement fairly present, on the basis stated in the Prospectuses and the Registration Statement, the information included therein.

               (m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

               (n) Each of the Company and the Subsidiaries owns, leases or has sufficient rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

               (o) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, the violation of which could reasonably be expected to have a Material Adverse Effect.

               (p) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectuses, and Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Prospectuses, are each independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

               (q) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the International Securities.

               (r) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.

               (s) No labor problem or dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened or imminent, that could, in any such case, reasonably be expected to have a Material Adverse Effect.

               (t) The Company and each Subsidiary carry, or are entitled to the benefits of, insurance (including self-insurance) in such amounts and covering such risks as are prudent and customary in the businesses in which they are engaged and all such insurance is, and after consummation of the transactions contemplated herein will be, in full force and effect; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

               (u) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary, except for any requirements under the laws of the jurisdictions in which any Subsidiary is organized that corporations organized in such jurisdictions maintain specified levels of capital or statutory reserves.

               (v) The Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted except where the failure to possess such licenses, certificates, permits or authorizations would not have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

               (w) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (x) Neither the Company nor its affiliated purchasers, as defined in Rule 100 of Regulation M ("Regulation M") under the Exchange Act, either alone or with one or more other persons, (i) has taken, either directly or indirectly, any action which was designed to cause or result in, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company ("Subject Securities") in connection with the offering of the Securities or (ii) will bid for or purchase any Subject Securities of the Company or any other covered securities (within the meaning of Regulation M) relating to the Subject Securities (together with Subject Securities, "Covered Securities"), or attempt to induce any person to bid for or purchase any Covered Securities, in either case, for the purpose of creating actual or apparent active trading in, or raising the price of the Securities.

               (y) The Company and the Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

               (z) Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company or any of the Subsidiaries are eligible to participate. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, except where the failure to so comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

               (aa) Maxtor Peripherals (S) Pte. Limited ("Maxtor Singapore") is the only Subsidiary that reasonably could be deemed to be a "significant subsidiary" of the Company within the meaning of Rule 11-02(w) of Regulation S-X under the Act.

               (bb) The Company and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the

        "Intellectual Property") necessary for the conduct of their respective businesses as now conducted (as described in the Prospectuses), except where the failure to own or possess any such Intellectual Property could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect and (i) to the knowledge of the Company, there are no rights of third parties to any such Intellectual Property; (ii) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) except as specifically set forth in the Prospectuses under the caption "Business--Intellectual Property," there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim and (vi) to the Company's knowledge, all U.S. patents owned by the Company are valid and enforceable.

               (cc) Except as disclosed in the Prospectuses, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Managers and (ii) does not intend to use any of the proceeds from the sale of the International Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Managers.

               (dd) The Company and the Subsidiaries have determined that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and reasonably believe that the Company's implementation of a new enterprise-wide information system provided by SAP, AG will remedy such risk on a timely basis and that such risk could not reasonably be expected to have a Material Adverse Effect. The Company is in compliance with the Commission's staff legal bulletin No. 5 dated January 12, 1998 related to Year 2000 compliance.

               (ee) Neither the Company nor any of the Subsidiaries has distributed nor will it distribute prior to the latest of (i) the Closing Date, (ii) any settlement date and (iii) completion of the distribution of the International Securities, any offering material in connection with the offering and sale of the International Securities other than any Preliminary Prospectuses, the Prospectuses, the Registration Statement and other materials, if any, permitted by the Act.

               (ff) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any Subsidiary or any of the members of the families of any of them, which loans, advances or guarantees are required to be, and are not, disclosed in the Registration Statement and Prospectuses.

               (gg) There have not been, and there are not proposed, any transactions or agreements between the Company or any of the Subsidiaries on the one hand and the officers, directors or stockholders of the Company or any of the Subsidiaries on the other, which transactions or agreements are required to be, and are not, disclosed in the Registration Statement and Prospectuses.

               (hh) No officer or director of the Company is in breach or violation of any employment agreement, non-competition agreement, confidentiality agreement, or other agreement restricting the nature or scope of employment to which such officer or director is a party, other than such breaches or violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the conduct of the Company's business, as described in the Registration Statement and Prospectuses, will not result in a breach or violation of any such agreement.

               (ii) There are no outstanding options to acquire shares of capital stock of the Company that are vested and exercisable, and there are no outstanding options to acquire shares of capital stock of the Company that can, by their terms, become exercisable within 180 days of the date hereof, except as disclosed in the Registration Statement and the Prospectuses.

               (jj) The Company has not received any notice or communication (in writing or otherwise), or any other information, indicating that there is a material possibility that any customer of the Company identified in the "Business-Customers" section of the Registration Statement will cease dealing with the Company or otherwise materially reduce the volume of business transacted by such customer with the Company below historical levels.

               Any certificate signed by any officer of the Company and delivered to the Lead Managers or counsel for the Managers in connection with this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Manager.

               (ii) HEA represents and warrants to, and agrees with, each Manager that:

               (a) HEA has full legal right, capacity, power and authority to enter into and perform this Agreement.

               (b) Neither HEA nor its affiliated purchasers, as defined in Regulation M under the Exchange Act, either alone or with one or more other persons, (i) has taken, either directly or indirectly, any action which was designed to cause or result in, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any Subject Securities in connection with the offering of the

        Securities or (ii) will bid for or purchase any Covered Securities or attempt to induce any person to bid for or purchase any Covered Securities, in either case, for the purpose of creating actual or apparent active trading in, or raising the price of the Securities.

               (c) Neither the issue and sale by the Company of the International Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of HEA pursuant to, (i) the charter or by-laws of HEA, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which HEA is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to HEA of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over HEA or any of its properties.

               (d) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any settlement date, each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that HEA makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company or HEA by or on behalf of any Manager through the Lead Managers specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

               (e) This Agreement has been duly authorized, executed and delivered by HEA and constitutes a valid and binding obligation of HEA enforceable in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

               (f) HEA is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (g) Except as disclosed in the Prospectuses, HEA (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Managers and (ii) does not intend to use any of the proceeds from the sale of the International Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Managers.

               (h) There have not been, and there are not proposed, any transactions or agreements between HEA or any of its subsidiaries (excluding the Company and the Subsidiaries) on the one hand and the officers, directors or stockholders of the Company or any of the Subsidiaries on the other, which transactions or agreements are required to be, and are not, disclosed in the Registration Statement and Prospectuses.

               Any certificate signed by any officer of HEA and delivered to the Lead Managers or counsel for the Managers in connection with this Agreement shall be deemed a representation and warranty by HEA, as to matters covered thereby, to each Manager.

               2. Purchase and Sale. (a) Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Manager and, upon the basis of the representations, warranties and agreements of the Company and HEA herein contained and subject to all the terms and conditions set forth herein, each Manager agrees, severally and not jointly, to purchase from the Company, at a purchase price of -- per share (the
"purchase price per share"), the number of International Underwritten Securities which bears the same proportion to the aggregate number of International Underwritten Securities to be issued and sold by the Company as the number of International Underwritten Securities set forth opposite the name of such Manager in Schedule I hereto (or such number of International Underwritten Securities increased as set forth in Section 9 hereof) bears to the aggregate number of International Underwritten Securities to be sold by the Company.

               (b) The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Managers, and, upon the basis of the representations, warranties and agreements of the Company and HEA herein contained and subject to all the terms and conditions set forth herein, the Managers shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time (but not more than once) prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq National Market is open for trading), up to an aggregate of 1,425,000 shares of International Option Securities from the Company. International Option Securities may be purchased only for the purpose of covering over-allotments made in connection with the sale of the International Underwritten Securities by the Managers. The number of International Option Securities which the Managers elect to purchase upon any exercise of the over-allotment option shall be provided by the Company in proportion to the maximum number of International Option Securities which the Company has agreed to sell. Upon any exercise of the over-allotment option, each Manager, severally and not jointly, agrees to purchase from the Company the number of International Option Securities (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of International Option Securities to be sold by the Company as the number of International Underwritten Securities set forth opposite the name of such Manager in Schedule I hereto (or such number of International Underwritten Securities increased as set forth in Section 9 hereof) bears to the aggregate number of International Underwritten Securities to be sold by the Company.

               3. Delivery and Payment. Delivery of and payment for the International Underwritten Securities and the International Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on --, 1998, or at such time on such later date not more than three Business Days after the foregoing date as the Lead Managers shall designate, which date and time may be postponed by agreement among the Lead Managers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the International Securities being herein called the "Closing Date"). Delivery of the International Securities shall be made to the Lead Managers for the respective accounts of the several Managers against payment by the several Managers through the Lead Managers of the respective aggregate purchase prices of the International Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the International Underwritten Securities and the International Option Securities shall be made through the facilities of The Depository Trust Company unless the Lead Managers shall otherwise instruct.

               If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the International Option Securities (at the expense of the Company) to the Lead Managers on the date specified by the Lead Managers (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Managers, against payment by the several Managers through the Lead Managers of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the International Option Securities occurs after the Closing Date, the Company and HEA will deliver to the Lead Managers on the settlement date for the International Option Securities, and the obligation of the Managers to purchase the International Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

               4. Offering by Managers. It is understood that the several Managers propose to offer the International Securities for sale to the public as set forth in the Prospectuses.

               5.  Agreements.

               (i) The Company agrees with the several Managers that:

               (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the International Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Lead Managers of such timely filing. The Company will promptly advise the Lead Managers (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the International Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectuses or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and
        (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the International Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the International Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Lead Managers of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this
        Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

               (c) As soon as practicable, the Company will make generally available to its security holders and to the Lead Managers an earnings statement or statements of the Company and the Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (d) The Company will furnish to the Lead Managers and counsel for the Managers signed copies of the Registration Statement (including exhibits thereto) and to each other Manager a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a Manager or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the International Prospectus and any supplement thereto as the Lead Managers may reasonably request.

               (e) The Company will use its best efforts to arrange, if necessary, for the qualification of the International Securities for sale under the laws of such jurisdictions as the Lead Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the International Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the International Securities, in any jurisdiction where it is not now so subject.

               (f) The Company will not, without the prior written consent of Smith Barney Inc., for a period of 180 days following the Execution Time, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, restricted stock plan, employee stock purchase plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

               (g) Neither the Company nor its affiliated purchasers, as defined in Regulation M under the Exchange Act, either alone or with one or more other persons, (i) will take, either directly or indirectly, any action which is designed to cause or result in, or which will constitute, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any Subject Securities in connection with the offering of the Securities or (ii) will bid for or purchase any Covered Securities or attempt to induce any person to bid for or purchase any Covered Securities, in either case, for the purpose of creating actual or apparent active trading in, or raising the price of the Securities.

               (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the International Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the International Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the International Securities;
        (iii) the preparation, printing, authentication, issuance and delivery of certificates for the International Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the International Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the International Securities; (v) the registration of the International Securities under the Exchange Act and the listing of the International Securities on the Nasdaq National Market; (vi) any registration or qualification of the International Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives (excluding the Managers) in connection with presentations to prospective purchasers of the International Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and HEA; and (x) all other costs and expenses incident to the performance by the Company and HEA of their obligations hereunder.

               (i) The Company will use the net proceeds to the Company of the offering of the Securities as described under the heading "Use of Proceeds" in the Prospectuses.

               (ii) HEA agrees with the several Managers that:

               (a) HEA will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Smith Barney Inc.

               (b) Neither HEA nor its affiliated purchasers, as defined in Regulation M under the Exchange Act, either alone or with one or more other persons, (i) will take, either directly or indirectly, any action which is designed to cause or result in, or which will constitute, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any Subject Securities in connection with the offering of the Securities or (ii) will bid for or purchase any Covered Securities or attempt to induce any person to bid for or purchase any Covered Securities, in either case, for the purpose of creating actual or apparent active trading in, or raising the price of the Securities.

               (c) HEA will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the International Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement or the Prospectuses relating to HEA or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectuses which comes to the attention of HEA.

               (iii)(a) Each Manager agrees that (i) it is not purchasing any of the International Securities for the account of any United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Securities or distribute any International Prospectus to any person in the United States or Canada, or to any United States or Canadian Person, and (iii) any dealer to whom it may sell any of the International Securities will represent that it is not purchasing for the account of any United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the International Securities in the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (i) purchases and sales between the U.S. Underwriters on the one hand and the Managers on the other hand pursuant to the Agreement Between U.S. Underwriters and Managers, (ii) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and Managers, conducted through Smith Barney Inc. (or through the U.S. Representatives and Lead Managers) as part of the distribution of the Securities, and (iii) sales to or through (or distributions of International Prospectuses or Preliminary Prospectuses to) persons not United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any United States or Canadian Person.

               The agreement of the Managers set forth in the above paragraph shall terminate upon the earlier of the following events:

                      (A) a mutual agreement of the U.S. Representatives and the
               Lead Managers to terminate the selling restrictions set forth in such paragraph and in Section 5(iii) of the U.S. Underwriting Agreement; or

                      (B) the expiration of a period of 30 days after the
               Closing Date, unless (A) the Lead Managers shall have given notice to the Company and the U.S.

               Representatives that the distribution of the International Securities by the Managers has not yet been completed, or (B) the U.S. Representatives shall have given notice to the Company and the Managers that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the U.S. Representatives or the Lead Managers is given, the agreements set forth in such paragraph shall survive until the earlier of (1) the event referred to in clause (A) above or (2) the expiration of an additional period of 30 days from the date of any such notice.

               (b) Each Manager severally represents and agrees that:

                      (A) it has not offered or sold and, prior to the
               expiration of six months from the closing of the offering of the International Securities, will not offer or sell any International Securities in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public within the meaning of the U.K. Public Offers of Securities Regulations 1995;

                      (B) it has complied and will comply with all applicable
               provisions of the U.K. Financial Services Act 1986 with respect to anything done by it in relation to the International Securities in, from or otherwise involving the United Kingdom; and

                      (C) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the International Securities to a person who is of a kind described in Article 11(3) of the U.K. Financial Services Act 1986 (Investment Advertisement)(Exemptions) order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

               6. Conditions to the Obligations of the Managers. The obligations of the Managers to purchase the International Underwritten Securities and the International Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and HEA contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and HEA made in any certificates pursuant to the provisions hereof, to the performance by the Company and HEA of their respective obligations hereunder and to the following additional conditions:

               (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Lead Managers agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of any of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) The Company shall have caused Gray Cary Ware & Freidenrich LLP, counsel for the Company, to have furnished to the Lead Managers their opinion, dated the Closing Date and addressed to the Lead Managers, to the effect that:

                      (i) the Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its businesses as described in the Prospectuses, and is duly qualified to do business as foreign corporation and is in good standing under the laws of the State of California and, to the knowledge of such counsel, each other jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.

                      (ii) except as otherwise set forth in the Prospectuses,
               all outstanding shares of capital stock of each Subsidiary are owned of record by the Company or by another Subsidiary;

                      (iii) the Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the International Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Managers pursuant to this Agreement, will be fully paid and nonassessable; the International Securities being sold hereunder are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the International Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights under the Company's charter documents, Delaware corporate law or any agreements of which such counsel is aware, or to such counsel's knowledge, similar rights to subscribe for the International Securities except for the ownership maintenance rights granted to HEA under the stockholder agreement, dated as of June 25, 1998 among the Company, HEA and Hyundai Electronics Industries Co., Ltd. (the "Stockholder Agreement); and, except as set forth in the Prospectuses, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                      (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and, to the knowledge of such counsel, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required under the Act or the applicable rules and regulations of the Commission thereunder; and the statements in the Prospectuses under the headings "Relationship Between the Company and Hyundai," "Business--Intellectual Property," "Certain Transactions," "Management--Executive Compensation--Employment
               Agreements--Benefit Plans," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Certain United States Federal Tax Consequences to Holders of Common Stock" accurately summarize in all material respects the matters therein described to the extent they are matters of law and descriptions of contractual arrangements;

                      (v) the Registration Statement has become effective under
               the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectuses (other than the financial statements, schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                      (vi) each of this Agreement and the U.S. Underwriting
               Agreement has been duly authorized, executed and delivered by the Company (assuming due authorization and execution by each party thereto other than the Company);

                      (vii) the Company is not and, after giving effect to the
               offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

                      (viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the International Securities by the Managers in the manner contemplated in this Agreement and in the Prospectuses and such other approvals (specified in such opinion) as have been obtained;

                      (ix) neither the issuance and sale of the International
               Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject and that is filed as an exhibit to the Registration Statement, or (iii) any statute, law, rule or regulation which, in the experience of such counsel, typically is applicable to the types of transactions contemplated herein or, to the knowledge of such counsel, any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority asserting jurisdiction over the Company or any of its properties; and

                      (x) to the knowledge of such counsel, no holders of
               securities of the Company have rights to the registration of such securities under the Registration Statement except for rights granted to HEA under the Stockholder Agreement.

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Managers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

        In addition, such counsel shall state that such counsel has participated in conferences and in telephone conversations with officers and other representatives of the Company, representatives of the Lead Managers and representatives of the independent public accountants of the Company, during which conferences and conversations the contents of the Registration Statement and the Prospectuses were discussed, and such counsel has reviewed certain corporate records and documents furnished to such counsel by the Company and that, although such counsel has not undertaken to independently verify and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses (except as specified in the foregoing opinion), on the basis of the foregoing, and such counsel's understanding of the U.S. federal securities laws, no information has come to the attention of such counsel that causes such counsel to believe that the Registration Statement on the Effective Date or at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses as of their date and on the Closing Date included or include any untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion).

               (c) The Company shall have caused counsel for each Subsidiary (each such counsel to be reasonably satisfactory to the Lead Managers) to have furnished to the Lead Managers an opinion, dated the Closing Date and addressed to the Lead Managers, to the effect that:

                      (i) Maxtor Singapore has been duly incorporated and is
               validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its businesses as described in the Prospectuses, and, to the knowledge of such counsel, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Maxtor Singapore, whether or not arising from transactions in the ordinary course of business;

                      (ii) all the outstanding shares of capital stock of Maxtor
               Singapore have been duly and validly authorized and issued and are fully paid and nonassessable, and except as otherwise set forth in the Prospectuses, are owned of record by the Company;

                      (iii) to the knowledge of such counsel, there is no
               pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Maxtor Singapore or its property which, if determined adversely to Maxtor Singapore, would have, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Maxtor Singapore, whether or not arising from transactions in the ordinary course of business; and

                      (iv) neither the issue and sale of the International
               Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of

               Maxtor Singapore pursuant to, (i) the charter or by-laws of Maxtor Singapore, (ii) to the knowledge of such counsel, the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which Maxtor Singapore is a party or bound or to which its property is subject, or (iii) any statute, law, rule or regulation which, in the experience of such counsel, typically is applicable to the types of transactions contemplated herein or, to the knowledge of such counsel, any judgment, order or decree applicable to Maxtor Singapore of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority asserting jurisdiction over Maxtor Singapore or any of its property.

        In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper and specified in such opinion, upon certificates of responsible officers of the Company, Maxtor Singapore and public officials. References to the Prospectuses in this paragraph
        (c) include any supplements thereto at the Closing Date.

               (d) HEA shall have caused Hal Hofherr, counsel for HEA, to have furnished to the Lead Managers his opinion dated the Closing Date and addressed to the Lead Managers, to the effect that:

                      (i) HEA is duly incorporated and is validly existing as a
               corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California and, to the knowledge of such counsel, each other jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of HEA and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                      (ii) each of this Agreement and the International
               Underwriting Agreement has been duly authorized, executed and delivered by HEA (assuming due authorization and execution by each party thereto other than HEA);

                      (iii) HEA is not, and after giving effect to the offering
               and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

                      (iv) no consent, approval, authorization, filing with or
               order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the U.S. Securities by the U.S. Underwriters in the manner contemplated in this Agreement and in the Prospectuses and such other approvals (specified in such opinion) as have been obtained; and

                      (v) neither the sale of the International Securities being sold by the Company nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of HEA pursuant to, (i) the charter or by-laws of the HEA, (ii) to the knowledge of such counsel, the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which HEA is a party or bound or to which its property is subject, or (iii) any statute, law, rule or regulation which, in the experience of such counsel, typically is applicable to the types of transactions contemplated herein or, to the knowledge of such counsel, any judgment, order or decree applicable to HEA of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority asserting jurisdiction over HEA or any of its properties. (i) such Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its businesses as described in the Prospectuses, and, to the knowledge of such counsel, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of such subsidiary, whether or not arising from transactions in the ordinary course of business;

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent it deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Managers, and (B) as to matters of fact, to the extent it deems proper, on certificates of responsible officers of HEA and public officials.

               (e) The Lead Managers shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Managers, such opinion or opinions, dated the Closing Date and addressed to the Lead Managers, with respect to the issuance and sale of the International Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the Lead Managers may reasonably require, and the Company and HEA shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (f) The Company shall have furnished to the Lead Managers a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and this Agreement and that:

                      (i) the representations and warranties of the Company in
               this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date (such certificate to set forth all known failures to comply with such agreements or satisfy such conditions, whether such known failures are material or immaterial);

                      (ii) no stop order suspending the effectiveness of the
               Registration Statement has been issued and to the Company's knowledge, after due inquiry with the Commission, no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                      (iii) since the date of the most recent financial
               statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

               (g) HEA shall have furnished to the Lead Managers a certificate, signed by the Chief Executive Officer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectuses, any supplement to the Prospectuses and this Agreement and that the representations and warranties of HEA in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

               (h) The Company shall have caused PricewaterhouseCoopers LLP to have furnished to the Lead Managers letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Lead Managers, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 30, 1998 and as at June 30, 1998, as well as for the six quarterly periods for the period ended

        June 30, 1998 in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

                      (i) in their opinion the audited financial statements and
               financial statement schedules included in the Registration Statement and the Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                      (ii) on the basis of a reading of the latest unaudited
               financial statements made available by the Company and the Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the six-month period ended June 30, 1998, and as at June 30, 1998; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit, executive and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to December 27, 1997, nothing came to their attention which caused them to believe that:

                             (1) the unaudited financial statements described in
                      (ii) above and included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses;

                             (2) with respect to the period subsequent to June
                      30, 1998, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt and capital lease obligations due after one year of the Company and the Subsidiaries or capital stock of the Company or increases in the stockholders' deficit of the Company or decreases in working capital of the Company and the Subsidiaries as compared with the amounts shown on the June 30, 1998, consolidated balance sheet included in the Registration Statement and the Prospectuses, or for the period from July 1, 1998 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter in total revenue or income from operations or income before income taxes or in per share amounts of net income of the Company and the Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the U.S. Representatives; and

                             (3) the information included in the Registration
                      Statement and Prospectuses in response to Regulation S-K,
                      Item 301 (Selected Financial Data), Item 302
                      (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K.

                      (iii) they have performed certain other specified
               procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiaries) set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" in the Prospectuses, agrees with the accounting records of the Company and the Subsidiaries, excluding any questions of legal interpretation.

               References to the Prospectuses in this paragraph (h) include any supplement thereto at the date of the letter.

               (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or
        (ii) above, is, in the sole judgment of the Lead Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the International Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

               (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

               (k) The International Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Lead Managers.

               (l) Prior to the Closing Date, all of the conditions set forth in the U.S. Underwriting Agreement with respect to the obligations of the U.S. Underwriters to purchase the U.S. Securities shall have been satisfied and not waived, and the purchase and sale of the U.S. Underwritten Securities shall have been completed in accordance with the terms of the U.S. Underwriting Agreement.

               (m) Prior to the Closing Date, the Company shall have furnished to the Lead Managers evidence satisfactory to the Lead Managers that (i) the Company has obtained an asset securitization facility (or a commitment to provide an asset securitization facility) in an aggregate amount reasonably acceptable to the Lead Managers and not guaranteed in any manner by, or dependent upon or linked in any way to the creditworthiness of, HEA or any affiliates of HEA and (ii) the Company has obtained a direct license with SAP Korea Ltd. that provides the Company with substantially the same terms, rights and services as those currently available to or received by the Company pursuant to the license agreement between Hyundai Information Technology Co.
        Ltd. and SAP Korea Ltd.

               (n) At the Execution Time, the Company shall have furnished to the U.S. Representatives and the Lead Managers a letter substantially in the form of Exhibit A hereto from each officer, director, and stockholder of the Company, which persons are listed on Schedule II hereto, addressed to the U.S. Representatives and the Lead Managers.

               (o) Prior to the Closing Date, the Company and HEA shall have furnished to the Lead Managers such further information, certificates and documents as the Lead Managers may reasonably request.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Lead Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, the Closing Date by the Lead Managers. Notice of such cancellation shall be given to the Company and HEA in writing or by telephone or facsimile confirmed in writing.

               The documents required to be delivered by this Section 6 shall be delivered at the office of Gray Cary Ware & Freidenrich LLP, counsel for the Company, at 400 Hamilton Avenue, Palo Alto, California 94301, on the Closing Date.

               7. Reimbursement of Managers' Expenses. If the sale of the International Securities provided for herein is not consummated because any condition to the obligations of the Managers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to

Section 10 hereof or because of any refusal, inability or failure on the part of the Company or HEA to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Managers, the Company will reimburse the Managers severally through Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

               8. Indemnification and Contribution. (a) The Company and HEA jointly and severally agree to indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the International Securities as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and HEA will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager through the Lead Managers specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Manager from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Manager occurs under the circumstance where it shall have been determined by final nonappealable judgment that (w) the Company had previously furnished copies of the International Prospectus to the Lead Managers, (x) delivery of the International Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the International Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the International Prospectus.

               This indemnity agreement will be in addition to any liability which the Company or HEA may otherwise have.

               (b) Each Manager severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act and HEA, to the same extent as the foregoing indemnity to each Manager, but only with reference to written information relating to such Manager furnished to the Company by or on behalf of such Manager through the Lead Managers specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Manager may otherwise have. The Company and HEA acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the International Securities, the legend in block capital letters on the inside front cover related to stabilization, syndicate covering transactions and penalty bids, and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several Managers for inclusion in any Preliminary Prospectus or the Prospectuses.

               (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and HEA, jointly and severally, and the Managers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, HEA and one or more of the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and HEA on the one hand and by the Managers on the other from the offering of the International Securities; provided, however, that in no case shall any Manager (except as may be provided in any agreement among underwriters relating to the offering of the International Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the International Securities purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and HEA, jointly and severally, and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and HEA on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and HEA shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Managers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectuses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or HEA on the one hand or the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, HEA and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Manager shall have the same rights to contribution as such Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

               (e) The liability of HEA under the indemnity and contribution provisions contained in this Section 8 and the corresponding section in the U.S. Underwriting Agreement shall be limited to an amount equal to $25,000,000; provided, however, that the Managers shall not make any claim for indemnity or contribution against HEA pursuant to this Section 8 unless the Managers shall have first made a claim on the Company pursuant to this Section 8 and such claim is not paid within 15 days from the time it is made. The Company and HEA may agree, as among themselves and without limiting the rights of the Managers under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

               9. Default by a Manager. If any one or more Managers shall fail to purchase and pay for any of the International Securities agreed to be purchased by such Manager or Managers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Managers shall be obligated severally to take up and pay for (in the respective proportions which the amount of International Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of International Securities set forth opposite the names of all the remaining Managers) the International Securities which the defaulting Manager or Managers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of International Securities which the defaulting Manager or Managers agreed but failed to purchase shall exceed 10% of the aggregate amount of International Securities set forth in Schedule I hereto, the remaining Managers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the International Securities, and if such nondefaulting Managers do not purchase all the International Securities, then the Company shall have 36 hours within which it may, but is not obligated, to find one or more substitute underwriters satisfactory to the Lead Managers to purchase such International Securities upon the terms set forth in this Agreement and, if the Company is unable to find one or more such underwriters that are satisfactory to the Lead Managers, this Agreement will terminate without liability to any nondefaulting Manager, HEA or the Company. In the event of a default by any Manager as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Lead Managers shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Manager of its liability, if any, to the Company, HEA and any nondefaulting Manager for damages occasioned by its default hereunder.

               10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Lead Managers, by notice given to the Company prior to delivery of and payment for the International Securities, if at any time prior to such time (i) trading in any of the Company's securities shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Lead Managers, impractical or inadvisable to proceed with the offering or delivery of the International Securities as contemplated by the Prospectuses (exclusive of any supplement thereto).

               11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of HEA and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Manager, HEA or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the International Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

               12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Lead Managers, will be mailed, delivered or telefaxed to the SBI General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, c/o Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Chief Financial Officer c/o of Maxtor Corporation, 510 Cottonwood Drive, Milpitas, California 95035 (fax no. (408) 432-4158) and confirmed to the General Counsel c/o Maxtor Corporation, 2190 Miller Drive, Longmont. Colorado 80501 (fax no. (303) 678-3111), attention of the Legal Department, with a copy to Diane Holt Frankle (fax no. (650) 327-3699) at Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301; or if sent to HEA, will be mailed, delivered or telefaxed to Chief Executive Officer, c/o Hyundai Electronics America, 3101 North First Street, San Jose, California 95134 (fax no. (408) 232-8194) and confirmed to the General Counsel c/o Hyundai Electronics America, 3101 North First Street, San Jose, California 95134 (fax no. (408) 232-8194), attention of the Legal Department.

               13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

               14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

               15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

               16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

               17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

               "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London.

               "Commission" shall mean the Securities and Exchange Commission.

               "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

               "Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph 1(i)(a) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information.

               "Prospectuses" shall mean, collectively, the U.S. Prospectus and the International Prospectus.

               "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

               "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

               "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

               "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

               "United States or Canadian Persons" means any person who is a national or resident of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, and any estate or trust the income of which is subject to United States or Canadian federal income taxation, regardless of its source (other than a foreign branch of such entity) and includes any United States or Canadian branch of a person other than a United States or Canadian Person.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, HEA and the several Managers.

                                               Very truly yours,


                                               Maxtor Corporation


                                               By:
                                                  ------------------------------
                                                   Name:
                                                   Title:


                                               Hyundai Electronics America


                                               By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Smith Barney Inc.
Hambrecht & Quist LLC
Lehman Brothers International (Europe)
Merrill Lynch International
NationsBanc Montgomery Securities LLC

By:  Smith Barney Inc.

By:
    Name:
    Title:

For themselves and the other
several Managers named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I


                                                                   NUMBER OF INTERNATIONAL
UNDERWRITERS                                                       UNDERWRITTEN SECURITIES
------------                                                           TO BE PURCHASED
                                                                       ---------------
Smith Barney Inc. ............................................
Hambrecht & Quist LLC.........................................
Lehman Brothers International (Europe)........................
Merrill Lynch International...................................
NationsBanc Montgomery Securities LLC.........................






                                                                         ---------
        Total.................................................           9,500,000
                                                                         =========

                                         SCHEDULE II

                         List of Officers, Directors and Shareholders

                               Executive Officers and Directors

Name                                             Position
----                                             --------
Dr. C.S. Park                                    Chairman of the Board of Directors
Michael R. Cannon                                President, Chief Executive Officer, Director
Charles F. Christ                                Director
Chang See Chung                                  Director
Charles Hill                                     Director
Y.H. Kim                                         Director
Phillip S. Paul                                  Director
Victor B. Jipson                                 Senior Vice President
William F. Roach                                 Senior Vice President
Paul J. Tufano                                   Vice President
Glenn H. Stevens                                 Vice President
Phillip C. Duncan                                Vice President
John Hagerman                                    Vice President
K.K. Kim                                         Vice President
Misha Rozenberg                                  Vice President
K.H. Teh                                         Vice President
David L. Beaver                                  Vice President



                             Principal Stockholders

                           Hyundai Electronics America

[FORM OF LOCK-UP AGREEMENT]                                            EXHIBIT A


                               Maxtor Corporation
                         Public Offering of Common Stock


                                                                          , 1998

Smith Barney Inc.
Hambrecht & Quist LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
NationsBanc Montgomery Securities LLC
  As U.S. Representatives of the several Underwriters,
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Smith Barney Inc.
Hambrecht & Quist LLC
Lehman Brothers International (Europe)
Merrill Lynch International
NationsBanc Montgomery Securities LLC
  As Lead Managers of the several Managers,
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

               This letter is being delivered to you in connection with (i) the proposed Underwriting Agreement (the "U.S. Underwriting Agreement"), among Maxtor Corporation, a Delaware corporation (the "Company"), Hyundai Electronics America ("HEA"), a stockholder of the Company, and a group of U.S. Underwriters named therein and (ii) the proposed Underwriting Agreement (the "International Underwriting Agreement"), among the Company, HEA and a group of Managers named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the "Common Stock"), of the Company.

               In order to induce you and the other U.S. Underwriters and Managers to enter into the U.S. Underwriting Agreement and the International Underwriting Agreement, the undersigned will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Smith Barney Inc.

               If for any reason the U.S. Underwriting Agreement and the International Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the U.S. Underwriting Agreement and the International Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                               Yours very truly,


                                               By:
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                                                   Name:
                                                   Title: